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                                                                    EXHIBIT 11.1

                              ESSEX PORTFOLIO, L.P.
                  STATEMENT OF COMPUTATION OF EARNINGS PER UNIT
                 (Dollars in thousands except per unit amounts)



                                                                       QUARTER ENDED SEPTEMBER 30,  NINE MONTHS ENDED SEPTEMBER 30,
                                                                      ----------------------------  ------------------------------
                                                                          1998            1997           1998            1997
                                                                      ------------    ------------   ------------    ------------
BASIC:
   Net income                                                         $      9,096    $     12,485   $     28,527    $     25,247
   Less:
     Distributions on Preferred Interest for 8.75%
          Series 1996A Convertible Preferred Stock                            (875)           (875)        (2,625)         (1,805)
      Distributions on 7.875% Series B Cumulative Redeemable
          Preferred Units                                                   (1,575)             --         (3,789)             --
                                                                      ------------    ------------   ------------    ------------
   Net income applicable to general and limited partners              $      6,646    $     11,610   $     22,113    $     23,442
                                                                      ============    ============   ============    ============

   Weighted average number of units outstanding
      during the period                                                 18,508,701      15,789,263     18,502,194      14,885,921
                                                                      ============    ============   ============    ============

   Net income per partnership unit                                    $       0.36    $       0.74   $       1.20    $       1.57
                                                                      ============    ============   ============    ============


DILUTED:
   Adjusted units - basic, from above                                   18,508,701      15,789,263     18,502,194      14,885,921
   Additional weighted average units of dilutive stock options using the average stock price under the treasury stock
      method                                                               186,193         217,565        186,159         205,689
   Additional weighted average units issuable upon
      conversion of 8.75% Convertible Preferred Stock,
      Series 1996A(1)                                                            -       1,828,572              -       1,255,887
                                                                      ------------    ------------   ------------    ------------
   Weighted average number of units outstanding
      during the period                                                 18,694,894      17,835,400     18,688,353      16,347,497
                                                                      ============    ============   ============    ============
   Net income per partnership unit(2)                                 $       0.36    $       0.70   $       1.18    $       1.54
                                                                      ============    ============   ============    ============

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(1)   In accordance with Statement of Accounting Standards Board No. 128, the additional weighted average units issuable upon conversion of the 8.75% Convertible Preferred Stock, Series 1996A is not included for the three and nine months ended September 30, 1998 as the effect would be anti-dilutive.


(2) In accordance with Statement of Accounting Standards Board No. 128, preferred distributions were included in the numerator of net income per unit for the three and nine months ended September 30, 1997 as the additional weighted average units issuable upon conversion of the 8.75% Convertible Preferred Stock, Series 1996A was dilutive.